DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated September 26, 2010 and our review report dated October 12, 2010, in this Registration Statement on Form S-1 of Medsign International Corporation. for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ David A. Aronson, CPA, P.A
David A. Aronson, CPA, P.A.
North Miami Beach, FL
November 8, 2010